UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2002

Commission File Number: 000-30269

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	91-1761992
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8100 SW Nyberg Road, Suite 300

Tualatin, Oregon 97062

(503) 612-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 2. Acquisition or Disposition of Assets

This form 8-K/A amends the current report on Form 8-K dated January 14, 2002 (filed January 29, 2002) to include Item 7 Financial Statements of Business Acquired.

Item 7. Financial Statements and Exhibits

(a) Consolidated Financial Statements of nDSP Delaware Inc.:

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Pixelworks, Inc.:

                We have audited the accompanying consolidated balance sheet of nDSP Delaware, Inc. as of December 31, 2001 and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

                We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

                In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of nDSP Delaware, Inc. as of December 31, 2001, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Portland, Oregon

March 7, 2002

nDSP Delaware, Inc.

Consolidated Balance Sheet

(in thousands, except share data)

December 31, 2001
Assets

Current assets:
Cash and cash equivalents, including restricted cash of $19	$1,172
Accounts receivable	149
Inventory, net	263
Deferred financing costs	110
Prepaid expenses and other current assets	189
Total current assets	1,883

Property and equipment, net	652
Deposit on office lease	460
Technology license, net	200
Other assets	21
Total assets	$3,216

Liabilities and Shareholders’ Deficit

Current liabilities:
Accounts payable	$1,986
Current portion of long-term obligations	1,284
Convertible note payable to shareholder	290
Accrued liabilities	716
Total current liabilities	4,276

Long-term obligations, net of current portion	210
Commitments and contingencies

Shareholders’ deficit:
Common stock, $.001 par value. Authorized 43,000,000 shares; 6,454,079 shares issued and outstanding (liquidation preference of $310 at December 31, 2001)	128
Convertible preferred stock, $.001 par value. Authorized 23,000,000 shares; 12,468,586 shares issued and outstanding (liquidation preference of $18,839 at December 31, 2001)	19,044
Accumulated deficit	(20,442)
Total shareholders’ deficit	(1,270)
Total liabilities and shareholders’ deficit	$3,216

See accompanying notes to consolidated financial statements.

nDSP Delaware, Inc.

Consolidated Statement of Operations

(in thousands, except share and per share data)

Year Ended December 31, 2001
Revenue	$3,221

Cost of revenue	1,921

Gross profit	1,300

Operating expenses:
Research and development	5,374
Selling, general and administrative (1)	5,454
Stock compensation expense	45
Total operating expenses	10,873
Loss from operations	(9,573)

Interest income	171
Interest expense	(342)
Interest expense, net	(171)

Net loss	$(9,744)

Net loss per share — basic and diluted	$(1.52)

Weighted average shares — basic and diluted	6,400,245

Amount excludes stock compensation of:
(1) Selling, general and administrative	$45

See accompanying notes to consolidated financial statements.

nDSP Delaware, Inc.

Consolidated Statement of Shareholders’ Equity (Deficit)

(in thousands, except share data)

	Convertible preferred stock		Common stock		Accumulated deficit	Total shareholders’ equity (deficit)
	Shares	Amount	Shares	Amount
Balances as of December 31, 2000	12,468,586	$19,044	6,383,775	$90	$(10,698)	$8,436

Issuance of common stock	—	—	50,000	2	—	2
Exercise of stock options	—	—	20,304	5	—	5
Stock compensation expense	—	—	—	31	—	31
Net loss for year	—	—	—	—	(9,744)	(9,744)

Balances as of December 31, 2001	12,468,586	$19,044	6,454,079	$128	$(20,442)	$(1,270)

See accompanying notes to consolidated financial statements.

nDSP Delaware, Inc.

Consolidated Statement of Cash Flows

(in thousands)

Year Ended December 31, 2001
Cash flows from operating activities:
Net loss	$(9,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	625
Loss on disposal of property	428
Amortization of deferred financing costs	141
Stock compensation expense	45
Accrued interest on convertible note payable	12
Changes in operating assets and liabilities:
Accounts receivable	265
Inventory	421
Prepaid expenses and other current assets	287
Accounts payable	1,287
Accrued liabilities	(231)
Deposits	(364)

Net cash used in operating activities	(6,828)

Cash flows from investing activites:
Purchase of property and equipment	(482)
Maturities of short term investments	6,004

Net cash provided by investing activities	5,522

Cash flows from financing activites:
Payments on long-term debt and capital leases	(810)
Proceeds from promissory note payable	500
Proceeds from exercise of options and issuance of common stock	7

Net cash used in financing activities	(303)

Net decrease in cash and cash equivalents	(1,609)

Cash and cash equivalents at beginning of period	2,781

Cash and cash equivalents at end of period	$1,172

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$189
Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired through capital lease	47

See accompanying notes to consolidated financial statements.

nDSP Delaware, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

(1) Summary of Significant Accounting Policies

                (a) Nature of Business

nDSP Delaware, Inc. (nDSP) is a fabless semiconductor company providing video processing integrated circuits designed to enhance the picture quality of mainstream consumer televisions, flat panel displays and DVD players.

                (b) Basis of Presentation

The consolidated financial statements include the accounts of nDSP Delaware, Inc. and its wholly owned subsidiaries, nDSP Corporation and nDSP Company Ltd.  Significant intercompany accounts and transactions have been eliminated.  Accounts denominated in foreign currencies have been translated using the U.S. dollar as the functional currency.

                (c) Cash and Cash Equivalents

nDSP considers all highly liquid investments having an original maturity of three months or less to be cash equivalents.  At December 31, 2001, cash and cash equivalents includes $19 held in a certificate of deposit at the request of the Company’s bank as collateral on a corporate credit card.

                (d) Inventory

Inventories consist of finished goods and work in process and are stated at the lower of standard cost (approximates actual cost on a first-in, first-out basis) or market (net realizable value).

                (e) Property and equipment

Property and equipment are stated at cost. The cost of repairs and maintenance is expensed as incurred.  Depreciation of property and equipment is provided on the straight-line method based on the estimated useful lives of the individual assets.

As required by Statement of Financial Accounting Standards No. 121 (SFAS), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, management reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount including associated intangible assets of the operation.

If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

                (f) Deferred Financing Costs

Deferred financing costs relate to warrants issued in connection with equipment financing.  These costs are amortized to interest expense over the life of the financing which ranges from 30 to 38 months.  Deferred financing costs of $110 at December 31, 2001 are net of $145 of amortization.

                (g) Intangible Assets

Intangible assets consist of a technology license.  This license is stated at cost and is amortized over the estimated useful life of two years.  Intangible assets are presented net of amortization of $200 at December 31, 2001.

                (h) Stock-Based Compensation

                SFAS 123, Accounting for Stock-Based Compensation, defines a fair value based method of accounting for an employee stock option or similar instrument. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, SFAS 123 also allows an entity to continue to measure compensation cost using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 (Opinion 25), Accounting for Stock Issued to Employees. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method had been applied. nDSP has elected to continue to apply the prescribed accounting in Opinion 25 and make the required disclosures under SFAS 123.

                nDSP accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force consensus on Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

                (i) Revenue Recognition

                nDSP recognizes revenue for product sales to direct customers and commissions on third party sales upon shipment of the underlying merchandise. Revenue from product sales to distributors is recognized upon shipment to the end customer.  nDSP complies with the revenue recognition guidance summarized in Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. There is no reserve for sales returns and allowances.

                (j) Research and Development

                Research and development are charged to expense as incurred.

                (k) Income Taxes

                Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                (l) Fair Value of Financial Instruments

                The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and convertible note payable to shareholder approximate fair value due to the short-term nature of these instruments.

                The fair value of long-term debt has been estimated by discounting projected future cash flows, using current rate at which similar loans would be made to borrowers with similar credit ratings and for the same maturities.  The fair value of the long-term debt approximates the carrying value.

                (m) Net Loss per Share

                nDSP reports net loss per share in accordance with SFAS 128, Earnings per Share, and SEC Staff Accounting Bulletin No. 98 (SAB 98), which requires the presentation of both basic and diluted earnings per share. Basic earnings per share is computed using the weighted average number of common shares outstanding and diluted earnings per share is computed using the weighted average number of common shares outstanding and dilutive potential common shares assumed to be outstanding during the period using the treasury stock method.  The following potential common shares have been excluded from the computation of diluted loss per share for all periods presented because the effect would have been anti-dilutive, 1,454,015 for which the option exercise prices were greater than the average market price for the year ended December 31, 2001:

Shares issuable under stock options	2,013,129
Shares of convertible preferred stock on an as converted basis	12,468,586

                (n) Comprehensive Income

                nDSP has had no material items of other comprehensive income.

                (o) Use of Estimates

                The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

                (p) Concentration of Suppliers

                nDSP does not own or operate a semiconductor fabrication facility and does not have the resources to manufacture its products internally. nDSP relies on one third party foundry to produce all its products. In light of these dependencies, it is reasonably possible that failure to perform by this supplier could have a severe impact on nDSP’s growth and results of operations.

                (q) Risk of Technological Change

                The markets in which nDSP competes or seeks to compete are subject to rapid technological change, frequent new product introductions, changing customer requirements for new products and features, and evolving industry standards. The introduction of new technologies and the emergence of new industry standards could render nDSP’s products less desirable or obsolete which could harm its business.

                (r) Concentration of Credit Risk

                Financial instruments which potentially subject nDSP to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. nDSP limits its exposure to credit risk associated with cash and cash equivalents by placing its cash and cash equivalents with various high credit quality financial institutions.

                As of December 31, 2001, nDSP had accounts receivable from one agent representing approximately 89% of accounts receivable.

(2)  Balance Sheet Components

Property and equipment

                Property and equipment consist of the following as of December 31, 2001:

	Useful Life (Years)
Software	3	$82
Computer equipment	3	775
Furniture and fixtures	5	270
Leased equipment and software	2 to 3	265
Leasehold improvements	6	12
		1,404
Less accumulated depreciation and amortization		(752)
		$652

Inventories

                Inventories are presented net of a reserve $464 and consist of the following as of December 31, 2001:

Finished goods	$190
Work in process	73
$263

(3) Long-term Obligations

                Long term obligations consist of the following as of December 31, 2001:

Equipment lease line payable to Venture Lending and Leasing, monthly payments of $73, interest ranging from 7.70% to 13.5%.	$940
Promissory note payable to Pixelworks, Inc., interest of 12%, due on demand at any time after February 15, 2002.	500
Capital lease obligations, monthly payments of $14, imputed interest of 9% to 19%.	54
1,494
Current portion	(1,284)
Total long-term obligations	$210

Maturities on the long-term obligations as of December 31, 2001 are as follows:

Year ending December 31,
2002	$1,284
2003	196
2004	5
2005	6
2006	3
$1,494

(4) Convertible Note Payable to Shareholder

                At December 31, 2001 nDSP had a promissory note payable to a shareholder and former Chairman of the Board of Directors.  The note bears interest at 5.5% and is due upon completion of equity funding or merger.  The balance at December 31, 2001 is $290 which includes $43 of accrued interest.

(5) Shareholders’ Equity

                nDSP has a Right of First Refusal to purchase a common shareholder’s stock before the shareholder may sell the stock to any third party.  nDSP and the other holders of Common and Preferred Stock have the Right of First Refusal to purchase a preferred shareholder’s stock before the shareholder may sell the stock to any third party.

                (a) Convertible Preferred Stock

                nDSP has designated shares of authorized preferred stock as convertible preferred stock.  The title and number of shares issued and outstanding are as follows:

Series	Preferred Shares Authorized	Preferred Shares Outstanding	Preferred Shares Amount
Series B convertible preferred stock	13,000,000	6,032,530	$12,501
Series A convertible preferred stock	7,477,545	6,436,056	6,543
Undesignated	2,522,455	—	—
	23,000,000	12,468,586	$19,044

                The holders of the Series A Preferred Stock and Series B Preferred Stock have a non-cumulative right to participate in and receive the same dividends as may be declared for common stock by the Board of Directors.

                The number of shares of Common Stock into which the Preferred Stock may be converted (the “Conversion Rate”) shall be determined by dividing original issue price (“Original Issue Price”) for Preferred Stock by the conversion price (“Conversion Price”) for Preferred Stock in effect at the time of conversion.  The Initial Conversion Price for the Series A Convertible Preferred Stock is $0.94 per share.  The Initial Conversion Price for the Series B Convertible Preferred Stock is $2.12 per share.  The Conversion Price for Preferred Stock shall be the same as the Initial Conversion Price for the series until adjusted and the Conversion Rate is one share of Common Stock for one share of Preferred Stock until the Conversion Price is adjusted.

                Each share of Preferred Stock shall be automatically converted into Common Stock based on the then effective conversion rate upon consummation of a firm commitment underwriting with an aggregate offering price of at least $35,000,000.

                The Preferred Stock shall be voted equally with the shares of Common Stock and not as a separate class and may act by written consent in the same manner as the Common Stock.  Each holder of Preferred Stock shall be entitled to the number of votes equal to the whole number of shares of Common Stock into which the number of Preferred Stock shares are convertible.

                (b) Common Stock Warrants

                In July 1999, August 2000 and April 2001 nDSP issued various common stock warrants to shareholders and a service provider.

                The warrants issued in July of 1999 were issued to eight shareholders as a result of a corporate equity reorganization.  The warrants permit the holders to purchase 384,362 shares of nDSP’s common stock, each at an exercise price of $0.10 per share.  The fair value was determined using the Black-Scholes methodology with a risk-free rate of 6.216%, expected dividend yield of 0%, 2-year term and volatility of 100%.  The warrants all have two year terms and are exercisable through August 7, 2002 through January 30, 2003.

                The warrants issued in August of 2000 were issued to two shareholders in connection with a bridge loan.  The warrants permit the holders to purchase 35,462 shares of nDSP’s common stock, each at an exercise price of $0.25 per share.  The fair value was determined using the Black-Scholes methodology with a risk-free rate of 6.216%, expected dividend yield of 0%, 4-year term and volatility of 100%.  The warrants are exercisable through September 1, 2004.

                The warrant issued in April of 2000 was issued to a service provider.  The warrant permits the holder to purchase 43,200 shares of nDSP’s common stock at an exercise price of $0.25 per share.  The fair value was determined using the Black-Scholes methodology with a risk-free rate of 4.122%, expected dividend yield of 0%, 3-year term and volatility of 100%.  The warrant is exercisable through April 6, 2004.

                (c) Preferred Stock Warrants

                In February 2000 a warrant was issued to a financing company.  The warrant permits the holder to purchase 319,149 shares of nDSP’s Series A Preferred Stock each at an exercise price of $0.94 per share.  The fair value of $256 was determined using the Black-Scholes methodology with a risk-free rate of 6.235%, expected dividend yield of 0%, 7-year term and volatility of 100%.  The warrant is exercisable through February 8, 2007.

                In August 2000 warrants were issued to four shareholders in connection with a bridge loan.  The warrants permit the holders to purchase 372,340 shares of nDSP’s Series A Preferred stock each at an exercise price of $0.94 per share.  The fair value of $271 was determined using the Black-Scholes methodology with a risk-free rate of 6.15%, expected dividend yield of 0%, 5-year term and  volatility of 100%.  The warrants are exercisable through August 3, 2005.

                (d) Stock Option Plan

                nDSP adopted a stock option plan in June of 1999, under which a total of 4,320,000 stock options may be granted to key employees. Options granted under the plan must generally be exercised while the individual is an employee and within ten years of the date of grant.  All options shall vest at a rate of at least 25% per year over 4 years, vesting monthly after the first 6 months. Had nDSP accounted for its stock-based compensation plan in accordance with SFAS 123, nDSP’s net loss would approximate the pro forma disclosure as follows:

Year ended December 31, 2001
Net loss attributable to common shareholders:
As reported	$(9,744)
Pro forma	(9,839)

Basic and diluted net loss per share:
As reported	(1.52)
Pro forma	(1.54)

                The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts and additional awards are anticipated in future years.

                The fair value of compensation costs reflected in the above pro forma amounts were determined using the Black-Scholes option pricing model and the following weighted average assumptions for grants used in the calculation are as follows:

2001
Risk-free interest rate	4.5%
Expected dividend yield	0%
Expected life	5
Volatility	100%

                Under the Black-Scholes option pricing model, the weighted-average fair value of options granted during 2001 was approximately $0.19.

                The following is a summary of stock option activity:

	Number of shares	Weighted average exercise price
Options outstanding as of December 31, 2000	2,622,225	$0.19
Granted	1,519,250	0.25
Exercised	(20,304)	0.23
Canceled	(819,720)	0.22
Options outstanding as of December 31, 2001	3,301,451	$0.21

                As of December 31, 2001, 824,470 shares were available for grant.  As of December 31, 2001, the range of exercise prices and weighted average contractual life of options outstanding was $0.15 to $0.25 and nine years, respectively.

                In December 2001 the vesting of all outstanding options was accelerated and all options became exercisable.  No compensation expense was recognized as the exercise price of the options exceeded the fair market value of nDSP common stock.

                nDSP issued 700,000 stock options outside the 1999 Stock Option Plan on August 15, 2000.  These options became fully vested in November 2001 and are fully excercisable at December 31, 2001 at a price of $0.25.

                nDSP has recorded stock compensation based on the difference between the fair market value of common stock and the exercise price of the option or stock on the grant date.  nDSP recognized compensation expense of $14 during the year ended December 31, 2001 related to these grants. nDSP recognized stock compensation related to non-employee grants of $3 during the year ended December 31, 2001.  In addition, the Company recognized $28 as a result of accelerating the vesting of outstanding employee options in May 2001.

(6) Income Taxes

                nDSP incurred a loss for both financial reporting and tax return purposes. As such there was no current or deferred tax provision for the year ended December 31, 2001.

                The significant differences between the U.S. federal statutory tax rate and nDSP’s effective tax rate for financial statement purposes are as follows:

Year Ended December 31, 2001
Computed “expected” income tax benefit	(34.0)%
Increase (decreases) resulting from:
State income taxes, net of federal tax benefit	(3.0)
Increase in valuation allowance	39.0
Research and experimentation credit	(5.0)
Other	3.0
Actual tax expense	—%

                The tax effects of temporary differences and net operating loss carryforwards which give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

December 31, 2001
Deferred tax assets:
Net operating loss carryforwards	$6,950
Research and experimentation credit	916
Depreciation and amortization	81
Other	39
Total gross deferred tax assets	7,986
Less valuation allowance	(7,986)
Net deferred tax assets	$—

                The valuation allowance for the deferred tax assets as of December 31, 2000 was $4,283. The net change in the total valuation allowance for the year ended December 31, 2001was an increase of approximately $3,703.

                A provision of the Tax Reform Act of 1986 requires the utilization of net operating losses and credits be limited when there is a change of more than 50% in ownership of nDSP. NDSP has yet to determine if an ownership change has occurred as a result of the equity activity since inception. Accordingly, the utilization of the net operating loss and credit carryforwards listed above may be limited. The federal and state net operating loss carryforwards subject to the potential limitation are approximately $17,474 and $12,654, respectively.  As of December 31, 2001, nDSP has federal and state net operating loss carryforwards of approximately $17,474 and $12,654, respectively, which will expire between 2019 and 2021.  As of December 31, 2001 nDSP has federal and state research credit carryforwards of approximately $586 and $497, respectively, which will expire between 2019 and 2021, or indefinitely.

(7) Segment Information

                In accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information, nDSP has identified a single operating segment: the design and development of integrated circuits for electronic display devices.

(8) Commitments and Contingencies

                (a) Royalties

                nDSP agreed to pay certain suppliers a per unit royalty based on a certain number of products sold.  Royalties are paid quarterly and semiannually and cease upon payment of one million dollars and through August 25, 2004.  Royalties are charged to cost of goods sold in the statement of operations.  nDSP recorded $93 in royalty expense for the year ended December 31, 2001. As of December 31, 2001 cumulative royalty expense to date is $119.

                (b) 401(k) Plan

                Effective March 1, 2000, nDSP implemented a profit-sharing plan for eligible employees under the provisions of Internal Revenue Code Section 401(k). Participants may defer a percentage of their annual compensation on a pre-tax basis, not to exceed the dollar limit which is set by law. A discretionary contribution by nDSP is allowed, and is to be allocated to employees based upon the ratio of their salaries to total annual salaries. nDSP made no contributions to the 401(k) plan during 2001.

                (c) Leases

                nDSP leases office space under various operating leases which expire at various dates through 2006. Future minimum payments under the leases are as follows:

Years Ending December 31:
2002	577
2003	536
2004	545
2005	545
2006	230
Total	$2,433

                Rent expense for the year ended December 31, 2001 was $520.

(9)  Subsequent Events

                Effective January 14, 2002, the shareholders of nDSP sold all outstanding convertible preferred stock and common stock,  in exchange for approximately 1.2 million common shares of Pixelworks.  The transaction will be accounted for using the purchase method of accounting.

(b)  Unaudited Pro Forma Condensed Consolidated Financial Information:

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                The following unaudited pro forma condensed consolidated financial information gives effect to the merger of nDSP Delaware, Inc. (nDSP) with and into Nighthawk Acquisition, Corp., a wholly owned subsidiary of Pixelworks, Inc. (Pixelworks), under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of Pixelworks would actually have been if the merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Pixelworks for any future period or as of any date, respectively.

                Under the purchase method of accounting prescribed by Financial Accounting Standards No. 141, Business Combinations, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet. Pixelworks has undertaken a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development, and the liabilities assumed and to determine the amortization period of intangible assets. Pixelworks currently believes that amounts allocated to purchased technology will be amortized over a life not to exceed seven years while other finite lived intangibles may be amortized over shorter periods.

                The unaudited pro forma condensed consolidated balance sheet as of December 31, 2001, was prepared by combining the historical cost balance sheets at December 31, 2001, for Pixelworks and for nDSP, giving effect to the merger as though it had been completed on December 31, 2001.

                The unaudited pro forma condensed consolidated statement of operations for the period presented was prepared by combining Pixelworks and nDSP’s statements of operations for the year ended December 31, 2001, giving effect to the merger as though it had occurred on January 1, 2001. These unaudited pro forma condensed consolidated financial data do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

                These pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of (i) Pixelworks, Inc. included in Form 10-K for the year ended December 31, 2001, and (ii) nDSP Delaware, Inc. included elsewhere herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2001

(in thousands)

	Pixelworks Historical	nDSP Historical	Pro Forma Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$53,288	$1,172	$—			$54,460
Marketable securities	40,517	—	—			40,517
Accounts receivable, net	6,378	149	—			6,527
Inventories, net	4,176	263	473	(c	)	4,912
Prepaid expenses and other current assets	3,667	299	(500)	(h	)
			(110)	(c	)	3,356

Total current assets	108,026	1,883	(137)			109,772

Marketable securities	7,450	—	—			7,450
Property and equipment, net	5,463	652	(371)	(c	)	5,744
Goodwill and identifiable intangibles, net	69,162	—	17,969	(c	)	87,131
Other assets, net	12,738	681	(200)	(c	)	13,219

Total assets	$202,839	$3,216	$17,261			$223,316

Current liabilities:
Accounts payable	$2,391	$1,986	$—			$4,377
Accrued liabilities	6,815	716	755	(d	)	8,286
Note payable and current portion of long-term obligations	—	1,574	(500)	(h	)	1,074

Total current liabilities	9,206	4,276	255			13,737

Long-term obligations, net of current portion	—	210	—			210

Shareholders’ equity (deficit):
Preferred stock	—	19,044	(19,044)	(a	)	—
Common stock	259,363	128	(128)	(a	)
			20,114	(b	)	279,477
Deferred stock compensation	(5,658)	—	—			(5,658)
Note receivable for common stock	(84)	—	—			(84)
Accumulated deficit	(59,988)	(20,442)	20,442	(a	)
			(4,200)	(e	)
			(178)	(i	)	(64,366)
Total shareholders’ equity (deficit)	193,633	(1,270)	17,006			209,369

Total liabilities and shareholders’ equity	$202,839	$3,216	$17,261			$223,316

See accompanying notes to pro forma condensed consolidated financial statements.

UNAUDITED  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2001

(in thousands, except per share amounts)

	Pixelworks Historical	nDSP Historical	Pro Forma Adjustments			Pro Forma
Revenue	$90,808	$3,221	$—			$94,029
Cost of revenue	46,499	1,921	529	(f	)	48,949
Gross profit	44,309	1,300	—			45,080

Operating expenses:
Research and development	18,096	5,374	—			23,470
Selling, general and administrative	16,373	5,454	—			21,827
Amortization of deferred stock compensation	8,461	45	—			8,506
Amortization of goodwill, assembled workforce and acquired technology	15,982	—	—			15,982
In-process research and development expense	32,400	—	4,200	(e	)	36,600
Total operating expenses	91,312	10,873	4,729			106,385
Loss from operations	(47,003)	(9,573)	(4,729)			(61,305)

Interest and other:
Interest income	4,444	171	—			4,615
Interest expense	—	(342)	—			(342)
Interest income, net	4,444	(171)	—			4,273

Net loss	$(42,559)	$(9,744)	$(4,729)			$(57,032)

Basic and diluted net loss per share	$(1.05)			(g	)	$(1.36)

Weighted average shares — basic and diluted	40,661,642					41,847,637

See accompanying notes to pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

The merger was accounted for using the purchase method of accounting.  The purchase price was based on the exchange ratio of 0.0030368, .0569571, and .1282854 Pixelworks shares for each nDSP share of common stock, Series A preferred stock and Series B preferred stock, respectively.   The estimated fair value of the shares to be issued is based on the average closing price of Pixelworks’ common stock on the day prior to the announcement of the Agreement and Plan of Merger, the day of the announcement, and the day following the announcement, ($16.96 per share).

The purchase price for accounting purposes was derived as follows:

	nDSP Shares	Total Pixelworks Shares	Fair Value
Common	6,534,079	19,843	$337
Series A	6,692,918	381,209	6,465
Series B	6,118,723	784,943	13,312

	19,345,720	1,185,995	20,114

Estimated acquisition costs			755

Total purchase price			$20,869

The purchase price is allocated to the assets and liabilities based on fair values as follows:

Assets acquired:
Current assets	$1,409
Non-current assets	741
Acquired in-process research and development	4,200
Developed technology	3,700
Goodwill	14,269

Less:
Liabilities assumed	(3,450)
Allocated purchase price	$20,869

Tangible assets of nDSP acquired principally include cash, inventory, accounts receivable, fixed assets, and deposits.  Liabilities assumed principally include accounts payable and other current liabilities.  nDSP also has certain net operating loss and credit carry forwards that, if realized, will reduce recorded goodwill.  Those credits and losses are subject to full valuation allowance, as management believes it is not more likely than not they will be realized.

The unaudited pro forma condensed consolidated financial information gives effect to the following pro forma adjustments:

a.                                       Reflects the elimination of nDSP’s historical shareholders’ equity accounts.

b.                                      Reflects the issuance of 1,185,995 shares of Pixelworks common stock.

c.                                       Records goodwill, developed technology and fair value of assets acquired.

d.                                      Records the accrual of transaction costs.

e.                                       Records a charge for in-process research and development.

f.                                         Records amortization of acquired developed technology using a 7-year life.

g.                                      Since the pro forma combined condensed consolidated statement of operations for the year ended December 31, 2001 results in a loss from continuing operations, the basic and diluted net loss per share is computed by dividing the net loss attributed to common shareholders by the weighted average number of common shares outstanding.  The calculation of weighted average common shares outstanding assumes that the 1,185,995 shares of Pixelworks common stock issued in the merger with nDSP were outstanding at the beginning of 2001.

h.                                      Records elimination of intercompany payable and receivable.

i.                                          Reflects the change in net assets of nDSP between December 31, 2001 and the acquisition date.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.

Date: March 29, 2002	/s/ JEFFREY B. BOUCHARD
Jeffrey B. Bouchard
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

2.1           Agreement and Plan of Merger and Reorganization dated as of December 6, 2001 among Pixelworks, Inc., Nighthawk Acquisitions, Corp. and those certain shareholders of nDSP Delaware, Inc. who are signatories thereto*.

*  Incorporated by reference to the Company's report on Form 8-K filed on January 29, 2002.